Exhibit 99.(a)(101)

ING INVESTORS TRUST

AMENDMENT #92 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: May 1, 2014

The undersigned, being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including, Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to change the name of the Trust set forth in Article I, Section 1.1 thereof and redesignate each existing series of the Trust set forth in Article VI, Section 6.2 as follows:

1.

Section 1.1 of the Declaration of Trust, is hereby amended to read as follows:

“Section 1.1 Name.  The name of the trust created hereby (the “Trust”), which term shall be deemed to include any series of the Trust when the context requires, shall be “Voya Investors Trust,”

2.

The second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

VY BlackRock Health Sciences Opportunities Portfolio

VY BlackRock Inflation Protected Bond Portfolio

VY BlackRock Large Cap Growth Portfolio

VY Clarion Global Real Estate Portfolio

VY Clarion Real Estate Portfolio

VY DFA World Equity Portfolio

VY FMRSM Diversified Mid Cap Portfolio

VY Franklin Income Portfolio

VY Franklin Mutual Shares Portfolio

VY Franklin Templeton Founding Strategy Portfolio

Voya Global Perspectives Portfolio

Voya Global Resources Portfolio

Voya High Yield Portfolio

VY Invesco Growth and Income Portfolio

VY JPMorgan Emerging Markets Equity Portfolio

VY JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Liquid Assets Portfolio

VY Marsico Growth Portfolio

VY MFS Total Return Portfolio

VY MFS Utilities Portfolio

VY Morgan Stanley Global Franchise Portfolio

ING Multi-Manager International Small Cap Portfolio

Voya Multi-Manager Large Cap Core Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY T. Rowe Price Capital Appreciation Portfolio

VY T. Rowe Price Equity Income Portfolio

VY T. Rowe Price International Stock Portfolio

VY Templeton Global Growth Portfolio

Voya U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin____________ Colleen D. Baldwin, as Trustee	/s/ Russell H. Jones_____________ Russell H. Jones, as Trustee
/s/ John V. Boyer________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny___________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick_________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews____________ Shaun P. Mathews, as Trustee
/s/ Dr. Albert E. DePrince, Jr.______ Dr. Albert E. DePrince, Jr., as Trustee	/s/ Joseph E. Obermeyer___________ Joseph E. Obermeyer, as Trustee
/s/ Peter S. Drotch_______________ Peter S. Drotch, as Trustee	/s/ Sherly K. Pressler_____________ Sheryl K. Pressler, as Trustee
/s/ J. Michael Earley______________ J. Michael Earley, as Trustee	/s/ Roger B. Vincent______________ Roger B. Vincent, as Trustee